                               MARKETING AGREEMENT

     This Agreement is made as of this 16th day of May, 1997, among Security Distributors, Inc. ("SDI"), a Kansas corporation, located at 700 SW Harrison Street, Topeka, Kansas 66636, and MFR Advisors, Inc. ("MFR Advisors"), Maria Fiorini Ramirez Securities, Inc. ("MFR Securities"), and Maria Fiorini Ramirez, Inc. ("MFR") (collectively referred to herein as the "MFR Parties" or individually as an "MFR Party"), each a New York corporation located at One Liberty Plaza, 46th Floor, New York, New York 10006.

                                   WITNESSETH:

     WHEREAS, SDI is registered as a broker-dealer under SEA-34 and is a member of the National Association of Securities Dealers, Inc. ("NASD");

     WHEREAS, MFR Securities is also registered as a broker-dealer under SEA-34 and is a member of the NASD;

     WHEREAS, MFR Advisors is an investment adviser registered under the Investment Advisers Act of 1940;

     WHEREAS, MFR is the parent company of MFR Securities and MFR Advisors;

     WHEREAS, SDI is the distributor of the following series of Security Income Fund (the "Fund"): Emerging Markets Total Return Series, Global Asset Allocation Series and Global High Yield Series (collectively referred to herein as the "Series");

     WHEREAS, MFR Advisors is the investment adviser to each of the Series; and

     WHEREAS, SDI desires to engage MFR Securities to market the Series;

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.   ADDITIONAL DEFINITIONS

     (a) AFFILIATE -- With respect to a person, any other person controlling, controlled by, or under common control with, such person.

     (b) APPLICATION -- An application to purchase shares of a Series and any other forms required to be completed in connection with a purchase of shares.

     (c)  EFFECTIVE DATE -- The date as of which this Agreement is executed.

     (d)  ICA-40 -- The Investment Company Act of 1940, as amended.

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     (e)  PROSPECTUS -- The prospectus and statement of additional  information, if any, included within a Registration Statement, except that, if the most recently filed prospectus and statement of additional information filed pursuant to Rule 497 under SA-33 subsequent to the date on which a Registration Statement became effective differs from the prospectus
          and  statement  of  additional   information   included   within  such
          Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus and statement of additional information filed under Rule 497 under SA-33, from and after the date on which they each shall have been filed. For purposes of Section 12 of this Agreement, the term "any Prospectus" means any document which is or at any time was a Prospectus within the meaning of this definition.

     (f) REGISTRATION STATEMENT -- At any time that this Agreement is in effect, each currently effective registration statement, or currently effective post-effective amendment thereto, relating to the Series, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. For purposes of
          Section 12 of this Agreement, the term "Registration Statement" means any document which is or at any time was a Registration Statement within the meaning of this definition.

     (g) REGULATIONS -- The rules and regulations promulgated by the SEC under SA-33, SEA-34 and ICA-40.

     (h)  SA-33 -- The Securities Act of 1933, as amended.

     (i)  SEA-34 -- The Securities Exchange Act of 1934, as amended.

     (j)  SEC -- The Securities and Exchange Commission.

     (k) SECURITY FUNDS -- The group of mutual funds for which Security Management Company, LLC is investment adviser.

2.   SOLICITATION ACTIVITIES AND APPLICATIONS

     MFR Securities agrees that its solicitation activities with respect to the shares of the Series shall be subject to applicable laws and regulations, any procedures provided by SDI, and the rules set forth herein:

     (a) MFR Securities shall use Applications and other materials approved by SDI for use in the solicitation activities with respect to shares of the Series.

     (b) During the term of this Agreement, no MFR Party, nor any officer, director, employee or agent shall intentionally encourage a broker-dealer to exchange shares of the Security Funds owned by his or her clients for shares of any other mutual fund, including the Series except (i) with SDI's written consent or (ii) to comply with

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          applicable  laws,  regulations or rules,  including but not limited to the NASD Conduct Rules.

     (c) All solicitation and sales activities engaged in by MFR Securities' registered representatives in regard to the Series shall be in compliance with all applicable federal and state securities laws and regulations. No such registered representative shall solicit the sale of shares of any Series unless at the time of such solicitation such individual is properly licensed by the NASD and all applicable state securities regulatory authorities.

     (d) Neither MFR Securities nor any registered representative thereof shall give any written information or make any written or oral representation in regard to the Series in connection with the offer or sale of shares thereof that is inconsistent with the then-currently effective Prospectus for such Series.

     (e) Neither MFR Securities nor any registered representative thereof shall offer, attempt to offer, or solicit Applications for purchases of shares of the Series in any state or other jurisdiction as to which SDI has notified MFR Securities that such shares may not legally be sold or offered for sale.

3.   ADMINISTRATION

     (a) SDI shall confirm to each applicant for and purchaser of shares of the Series in accordance with Rule 10b-10 under SEA-34 acceptance of payments and such other transactions as are required to be confirmed by Rule l0b-10 or administrative interpretations thereunder, or any NASD requirements.

     (b) SDI shall maintain and preserve such books and records with respect to the Series in conformity with the requirements of Rules 17a-3 and 17a-4 under SEA-34 including, to the extent such requirements apply, all books and records with respect to confirmations provided under Rule 10b-10.

     (c) SDI shall report periodically to MFR Securities the amount of production for each Series in a format mutually acceptable to SDI and MFR Securities.

4.   MARKETING

     MFR Securities shall have responsibility for the marketing arrangements, marketing materials and marketing practices, respecting shares of the Series, subject to SDI's right to require that MFR Securities discontinue any marketing arrangement or practice or use of any marketing material. MFR Securities shall be responsible for hiring and maintaining a group of wholesalers to promote sales of shares of the Series and the ongoing supervision of such wholesalers. MFR Securities also shall be responsible for the design and preparation of all promotional, sales and advertising material relating to the Series. No promotional, sales or advertising material may be used by any party without the approval of the other party. Prior to any use with members of the public, the following procedures shall be observed:

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     (a)  Each party shall provide to the other party copies of any promotional, sales and advertising material developed by such party, if any, for such other party's review and written approval, and each party shall be given a reasonable amount of time to complete its review.

     (b) Each party shall respond on a prompt and timely basis in approving any such material and shall act reasonably in connection therewith.

     (c)  SDI  shall  be  responsible  for  filing  all  promotional   sales  or
          advertising material, as required, with the NASD, and state securities regulatory authorities.

     (d) SDI shall notify the other party expeditiously of any comments provided by the NASD or any securities regulatory authority on such material and will cooperate expeditiously in resolving and implementing any comments, as applicable.

     Each party reserves the right, after having approved a piece of material, to object to further use of such material and may require the other party to cease use of such material.

5.   COMPENSATION

     (a)  COMPENSATION OF MFR SECURITIES

          SDI shall pay MFR Securities the following amounts in connection with sales of shares of the Series:

          (1) a payment on sales of Class A shares in an amount equal to the "applicable percentage of the offering price" less the "percentage reallowable to dealers" as set forth in the Series' prospectus; and

          (2) a payment on sales of Class B shares in the amount of .25% of the net asset value of each Class B share sold.

          Notwithstanding the foregoing, SDI will not compensate MFR Securities in connection with sales of Class A shares at net asset value, nor sales of Class A or Class B shares sold through broker/dealers other than the broker/dealers listed on Schedule A hereto, as it may be amended by the parties from time to time.

     (b)  COMPENSATION OF SELLING DEALERS

          SDI shall compensate broker-dealers in connection with sales of shares of the Series according to the fee schedule set forth in the Selling Agreements between SDI and such broker-dealers. A sample selling agreement is Exhibit A to this Agreement.

6.   EXPENSES

     (a)  MFR SECURITIES

          With respect to this Agreement, MFR Securities shall pay all expenses in connection with:

          (1) the printing of the Prospectus and any supplements thereto and Semiannual Reports for the Series for distribution to prospective shareholders of the Series;

          (2) the printing of the promotional, sales and advertising material including Applications relating to the Series;

          (3) the fees charged by NSCC with respect to transactions in shares of the Series;

          (4) the compensation of wholesalers and other employees of MFR Securities who support marketing of the Series;

          (5)  expenses   associated  with  the  registration  and  training  of
               wholesalers and other employees of MFR Securities involved in the distribution of shares of the Series; and

          (6) commissions on sales of Class A shares in amounts of $1,000,000 or more.

     (b)  SDI

          With respect to this Agreement, SDI shall pay the administrative expenses associated with compensating selling broker-dealers and maintaining selling agreements with such broker-dealers.

     (c)  BILLING

          SDI will pay: (1) the fees of NSCC incurred in connection with sales of shares of the Series, and (2) commissions on sales of Class A shares in amounts of $1,000,000 or more. SDI will bill MFR Securities monthly for such fees and commissions paid, and MFR Securities will remit payment to SDI within 30 days of receipt of such bill. In addition, MFR may engage SDI or an Affiliate to design and/or print promotional materials, Applications and Prospectuses and SDI or such Affiliate will bill periodically MFR Securities for such services. MFR Securities will remit payment to SDI promptly upon receipt of such bill.

     (d)  OTHER EXPENSES

          Other than as specifically provided in this Agreement each party shall pay all expenses that it incurs in connection with this Agreement.

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7.   REPRESENTATIONS AND WARRANTIES OF THE MFR PARTIES

     (a) Each of the MFR Parties represents and warrants to SDI on the Effective Date that:

          (1) Each MFR Party has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York with full power and authority to own, lease and operate its properties and conduct its business and is in good standing, in each state or jurisdiction in which its business so requires.

          (2) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action by each MFR Party, and when so executed and delivered this Agreement shall be the valid and binding obligation of each such party enforceable in accordance with its terms.

          (3) The consummation of the transactions contemplated herein, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach in any material respect of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default in any material respect under, the articles of incorporation or bylaws of any MFR Party, or any indenture, agreement, mortgage, deed of trust, or other instrument to which any MFR Party is a party or by which it is bound, or, to the best of its knowledge, violate in any material respect any law, any order, rule or regulation applicable to the MFR Party of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over the MFR Party or any of its properties.

     (b) The MFR Parties further represent and warrant to SDI on the effective date of the initial Registration Statement for the Series, and undertake to use their best efforts to ensure as of the effective date of each subsequent Registration Statement, that:

          Neither the Registration Statement nor the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however, that none of the representations and warranties in this Section 8(b) shall apply to statements or omissions from a Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to any MFR Party in writing by SDI (or any Affiliate thereof) for use in such Registration Statement or Prospectus.

8.   UNDERTAKINGS OF THE MFR PARTIES

     The MFR Parties undertake as follows:

     (a) The MFR Parties shall notify SDI immediately upon discovery or in any event as soon as possible under the following circumstances.

          (1) Of any event which makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or results in a material omission in the Registration Statement or the Prospectus;

          (2) Of any request by the SEC for any amendment to the Registration Statement, or any supplement to the Prospectus, or statement of additional information;

          (3) Of the issuance by the SEC of any notice pursuant to Section 8(e) of ICA-40, any stop order with respect to the Registration Statement or any amendment thereto, or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of shares of the Series;

          (4) Of any event of the Series' noncompliance with the applicable requirements of the Internal Revenue Code or regulations, rulings, or interpretations thereunder that could jeopardize any Series' status as a regulated investment company;

          (5) Of any loss or suspension of the approval of the Series or distribution of shares thereof by a state securities regulatory body, administrative agency, or any other governmental instrumentality of any state or jurisdiction authorizing the sale of shares of the Series, or any loss or suspension of approval or clearance in any such state or jurisdiction;

          (6) Of any material adverse change in the condition (financial or otherwise) of any Series that would cause the information in the Registration Statement to be materially misleading; and

          (7) Of any event which causes a representation or warranty of the MFR Parties contained in this Agreement to no longer be true.

     (b) MFR Advisors shall provide SDI access to such records, officers and employees of MFR Advisors at reasonable times as is necessary to enable SDI to fulfill its obligation, as the underwriter under SA-33 for shares of the Series and as principal underwriter for the Series under ICA-40, to perform due diligence and to use reasonable care.

     (c) MFR Securities will use its best efforts to maintain its registration as a broker-dealer under SEA-34 and its membership with the NASD, and will use its best efforts to maintain its registration as a broker-dealer with the applicable securities authorities under the laws of any applicable state or jurisdiction where necessary in connection with its obligations under this Agreement.

     (d) MFR Securities will notify SDI if its SEC broker-dealer registration or NASD membership is terminated or if it is the subject of any proceeding that, in its reasonable judgment, is likely to result in such termination.

9.   REPRESENTATIONS AND WARRANTIES OF SDI

     SDI represents and warrants to the MFR Parties on the Effective Date as follows:

     (a) SDI has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Kansas with full power and authority to own, lease and operate its properties and to conduct its business, and is in good standing, in each state in which its business so requires.

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by a necessary corporate action by SDI, and when so executed and delivered this Agreement shall be the valid and binding obligation of SDI enforceable in accordance with its terms.

     (c) The consummation of the transactions contemplated herein, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach in any material respect of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default in any material respect under, the articles of incorporation or bylaws of SDI, or any indenture, agreement, mortgage, deed of trust, or other instrument to which SDI is a party or by which it is bound, or to the best of SDI's knowledge violate in any material respect any law, or, to the best of SDI's knowledge, any order, rule or regulation applicable to SDI of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over SDI or any of its properties.

     (d) SDI is registered as a broker-dealer under SEA-34, is a member of the NASD, and is duly registered as a broker-dealer under the securities laws of the states or jurisdictions to the extent required in connection with its obligations under this Agreement.

10.  UNDERTAKINGS OF SDI

     SDI undertakes as follows:

     (a) SDI will use its best efforts to maintain its registration as a broker-dealer under SEA-34 and its membership with the NASD, and will use its best efforts to maintain its registration as a broker-dealer with the applicable securities authorities under the laws of any applicable state or jurisdiction where necessary in connection with its obligations under this Agreement.

     (b) SDI will notify the MFR Parties if its SEC or state broker-dealer registration or NASD membership is terminated or if it is the subject of any proceeding that, in its reasonable judgment, is likely to result in such termination.

     (c) SDI shall notify the MFR Parties immediately upon discovery or in any event as soon as possible under the following circumstances:

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          (1)  Of any material  adverse  change in the  condition  (financial or otherwise) of SDI that would materially affect SDI's obligations with respect to the distribution of shares of the Series; and

          (2) Of any event which causes a representation or warranty of SDI contained in this Agreement to no longer be true.

11.  INVESTIGATIONS AND PROCEEDINGS

     (a)  COOPERATION

          SDI and the MFR Parties shall cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding to the extent that such investigation or proceeding is in connection with the offering, sale or distribution of shares of the Series distributed under this Agreement. Without limiting the foregoing, SDI and the MFR Parties shall notify each other promptly of any notice of any regulatory investigation or proceeding or judicial proceeding, arising in connection with the offering, sale or distribution of the shares distributed under this Agreement, received by either party.

     (b)  CUSTOMER COMPLAINT

          SDI and the MFR Parties shall notify each other promptly in the case of a substantive customer complaint arising in connection with the offering, sale or distribution of the shares distributed under this Agreement. In addition, SDI and the MFR Parties shall cooperate in investigating such complaint and any response by either party to such complaint shall be sent to the other party for written approval not less than five business days prior to its being sent to the customer or any regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile. In any event, neither party shall release any such response without the other party's prior written approval.

12.  INDEMNIFICATION

     (a)  BY SDI

          SDI agrees to indemnify and hold harmless the MFR Parties and the directors and officers thereof and each person, if any, who controls the MFR Parties within the meaning of Section 15 of SA-33 (collectively, the "Indemnified Parties" for purposes of this Section 12(a)), against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of SDI) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law, or otherwise, insofar as such losses, claims, expenses, damages, liabilities (or actions in respect thereof) or settlements:

          (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished by SDI thereto; or

          (2) result because of any use by SDI of promotional, sales or advertising material not authorized by the MFR Parties or any written or oral misrepresentations by SDI or any unlawful sales practices concerning the Series by SDI under federal securities laws or NASD regulations or other applicable law; or

          (3) arise out of or result from any material breach by SDI of any provision of this Agreement.

          This indemnification shall be in addition to any liability that SDI may otherwise have; provided, however, that no Indemnified Party shall be entitled to indemnification pursuant to this provision if such loss, claim, expense, damage, liability or litigation is due to the willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

          SDI shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified SDI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify SDI of any such claim shall not relieve SDI from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, SDI will be entitled to participate, at its own expense, in the defense thereof. SDI also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from SDI to such party of SDI's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional legal counsel retained by it, and SDI will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          SDI agrees to promptly notify the MFR Parties of the commencement of any litigation or proceedings against it or the Fund or any of SDI's directors, officers, employees or agents in connection with the sale of shares of any Series.

     (b)  BY THE MFR PARTIES

          Each MFR Party, jointly and severally, agrees to indemnify and hold harmless SDI and each of its directors and officers and each person, if any, who controls SDI within the meaning of Section 15 of SA-33 (collectively, the "Indemnified Parties" for purposes of this Section 12(b)), against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of each MFR Party) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law, or otherwise, insofar as such losses, claims, expenses, damages, liabilities (or actions in respect thereof) or settlements:

          (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any Registration Statement or in any Prospectus; provided that the MFR Parties shall not be liable in any such case to the extent that such loss, liability, damage, claim or expense arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished by SDI for use in the preparation of any such Registration Statement or any amendment thereof or supplement thereto; or

          (2) result because of any use by any MFR Party or any officer, director, employee or agent thereof of promotional, sales and/or advertising material that has not been approved by SDI in accordance with Section 4 of this Agreement or any written or oral misrepresentations by any MFR Party or any officer, director, employee or agent thereof or any unlawful sales practices concerning shares of the Series by any MFR Party, or any officer, director, employee, or agent thereof under the federal securities laws or NASD regulations or other applicable law; or

          (3) arise out of or result from any material breach by any MFR Party of any provision of this Agreement.

          (4) This indemnification shall be in addition to any liability that any MFR Party may otherwise have; provided, however, that no Indemnified Party shall be entitled to indemnification pursuant to this provision if such loss, claim, expense, damage, liability or litigation is due to the willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

               The MFR Parties shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the MFR Parties in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the MFR Parties of any such claim shall not relieve the MFR Parties from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the MFR Parties will be entitled to participate, at their own expense, in the defense thereof. The MFR Parties also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the MFR Parties to such party of the MFR Parties' election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional legal counsel retained by it, and the MFR Parties will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

               The MFR Parties agree to promptly notify SDI of the commencement of any litigation or proceedings against any MFR Party or any of their directors, officers, employees or agents in connection with the sale of any shares of the Series.

     (c)  SURVIVAL OF INDEMNIFICATION

          The indemnification provisions contained in this Section 12 shall remain operative in full force and effect, regardless of (1) any investigation made by or on behalf of the MFR Parties or SDI or by or on behalf of any controlling person thereof, and (2) any termination of this Agreement. A successor by law of SDI or the MFR Parties, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section.

13.  CONFIDENTIAL AND PROPRIETARY INFORMATION

     At all times throughout the term of this Agreement, and following any termination or expiration of this Agreement, each party and all of its respective Affiliates, and each officer, director, shareholder, employee or agent thereof, shall maintain the confidentiality of (i) this Agreement,
     (ii) the transactions and other matters contemplated herein, (iii) any proprietary or other information provided by one party to the other party to facilitate the transactions contemplated herein, provided that this obligation of confidentiality shall not apply to: (i) disclosures required to be made to any regulatory bodies, administrative agencies or other governmental instrumentalities or disclosures deemed by such party to be desirable to disclose to any such entity; (ii) disclosures made to attorneys, accountants and other representatives in order to assist in the consummation of the transactions and other matters contemplated herein;
     (iii) disclosures otherwise required by applicable law; or (iv) disclosures to which the other party consents; provided further that, with respect to the immediately foregoing clauses (i) and (iii), any party that makes such a disclosure shall so notify the other party prior to or simultaneously with making such disclosure to the extent reasonably practicable; and provided further that, with respect to the foregoing clause (ii), a party shall make disclosures regarding this Agreement and the transactions contemplated herein only to such party's attorneys, accountants and other third party representatives who agree to keep such information confidential in accordance with this Section.

14.  DURATION AND TERMINATION OF THIS AGREEMENT

     (a)  TERM

          This Agreement shall become effective upon the Effective Date and shall remain in effect from year to year thereafter, unless terminated as provided herein.

     (b)  TERMINATION

          This Agreement may be terminated at any time, on 60 days written notice, without the payment of any penalty, by any party hereto.

     (c)  ASSIGNMENT

          This Agreement will automatically terminate in the event of its assignment, as such term is defined in ICA-40, without the prior written consent of the other party.

     (d)  TERMINATION UPON MATERIAL BREACH

          This Agreement may be terminated at the option of either party to this Agreement upon the other party's material breach of any provision of this Agreement or of any representation made in this Agreement, unless such breach has been cured within 10 days after receipt of notice of breach from the non-breaching party.

     (e)  EFFECT OF TERMINATION

          Upon termination of this Agreement all authorizations, rights and obligations shall cease except the obligations contained in Sections 7(b), 8(a) and (b), 11, 12 and 13 hereof.

15.  AMENDMENT OF THIS AGREEMENT

     No provisions of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

16.  MISCELLANEOUS

     (a)  CAPTIONS

          The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     (b)  COUNTERPARTS

          This  Agreement  may  be  executed   simultaneously  in  two  or  more
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (c)  RIGHTS, REMEDIES, ETC., ARE CUMULATIVE

          The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of either party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     (d)  INTERPRETATION: JURISDICTION

          This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by either party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the state of Kansas without giving effect to principles of conflict of laws.

     (e)  SEVERABILITY

          This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duty enforceable as if the provision at issue had never been a part hereof.

     (f)  REGULATION

          This Agreement shall be subject to the provisions of SA-33, SEA-34 and ICA-40 and the Regulations and the rules and regulations of the NASD, from time to time in effect, including such exemptions from ICA-40 as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempted from Section 15(b)(2) of ICA-40.

17.  NOTICE, CONSENT AND REQUEST

     Any notice, consent or request required or permitted to be given by either party to the other shall be deemed sufficient if sent by facsimile transmission followed by Federal Express or other overnight carrier, or if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address (or at such other address, for a party as shall be specified by like notice):

          if to SDI:

          Security Distributors, Inc.
          Attn: Amy J. Lee, Esq.
          700 Harrison Street
          Topeka, Kansas 66636


          if to MFR:

          Maria Fiorini Ramirez, Inc.
          Attn:  Maria Ramirez
          One Liberty Plaza, 46th Floor
          New York, New York 10006


          if to MFR Securities:

          Maria Fiorini Ramirez Securities, Inc.
          Attn:  Bruce Jensen
          One Liberty Plaza, 46th Floor
          New York, New York 10006


          and if to MFR Advisors:

          MFR Advisors, Inc.
          Attn:  Maria Ramirez
          One Liberty Plaza, 46th Floor
          New York, New York 10006

     IN WITNESS WHEREOF, the parties have each duly executed this Agreement as of the day and year first above written.

SECURITY DISTRIBUTORS, INC.

By Its Authorized Officer

By:       JAMES R. SCHMANK
   -----------------------------
Title:  James R. Schmank, Vice President
Date:  August 21, 1997


MARIA FIORINI RAMIREZ, INC.

By Its Authorized Officer

By:       MARIA F. RAMIREZ
   -----------------------------
Title:  Maria Fiorini Ramirez, President and CEO
Date:  9/15/97


MFR ADVISORS, INC.

By Its Authorized Officer

By:       MARIA F. RAMIREZ
   -----------------------------
Title:  Maria Fiorini Ramirez, President and CEO
Date:  9/15/97


MARIA FIORINI RAMIREZ SECURITIES, INC.

By Its Authorized Officer

By:       BRUCE JENSEN
   -----------------------------
Title:  Bruce Jensen, Chief Executive Officer
Date:  9/15/97